Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Neuronetics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(o)	(1)	(2)	(2)		(3)
	Equity	Preferred Stock	Rule 457(o)	(1)	(2)	(2)		(3)
	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)		(3)
	Other	Warrants	Rule 457(o)	(1)	(2)	(2)		(3)
Fees Previously Paid

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)	—	—	—	—	—	—	—	—	—
	Equity	Preferred Stock	Rule 415(a)(6)	—	—	—	—	—	—	—	—	—
	Debt	Debt Securities	Rule 415(a)(6)	—	—	—	—	—	—	—	—	—
	Other	Warrants	Rule 415(a)(6)	—	—	—	—	—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(1)	(2)	$38,727,000(2)(3)	—	—	S-3	333-233047	August 15, 2019	$4,693.71(4)
	Total Offering Amounts					$125,000,000(1)(4)		$11,587.50(3)
	Total Fees Previously Paid							$4,693.71(4)
	Total Fee Offsets							—
	Net Fee Due							$8,039.228(3)

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock and such indeterminate number of warrants to purchase common stock or preferred stock as shall have an aggregate initial offering price not to exceed $125,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $125,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

(3)

Estimated solely for purposes of calculating the registration fee under Rule 457(o) under the Securities Act. No separate consideration will be received for shares of common stock issued upon conversion of debt securities or preferred stock or upon exercise of warrants registered hereunder.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement covers $38,727,000 of our securities previously registered on Registration Statement No. 333-233047 filed on August 6, 2019 and declared effective on August 15, 2019 (the “Prior Registration Statement”), but which remain unsold as of the date hereof (the “Unsold Securities”). The associated filing fee of $4,693.71 for the Unsold Securities is hereby used to offset the current registration fee due, resulting in a fee of $11,587.50 due in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of such securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.